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                                                                EXHIBIT 23.2


Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Equity Incentive Plan of our report dated February 7, 1997, with respect to the consolidated financial statements and schedule of Smartflex Systems, Inc. included in its Annual Report (form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                Sd/-  Ernst & Young LLP


Orange County, California

July 28, 1997